Exhibit 99.2


                           JOINT REPORTING AGREEMENT

      In consideration of the mutual covenants herein contained, each of the parties hereto represents to and agrees with the other parties as follows:

      1. Such party is eligible to file a statement on Schedule 13G under the Securities Exchange Act of 1934, as amended, pertaining to the Class A Convertible Common Stock, par value $.001 per share ("Class A Common Stock"), of the American Italian Pasta Company.

      2. Such party is responsible for timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no such party is responsible for the completeness or accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate.

      3. Such party agrees that such statement is prepared and filed by Morgan Stanley Capital Partners ("MSCP") by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.

      4. Such party agrees to notify Peter Vogelsang (at 212-762-8422), immediately upon the occurrence of any event which will result in an increase or decrease in the percentage of Class A Common Stock beneficially owned by such party.

      5. Such party hereby indemnifies each other party hereto and the affiliates of such other party (each, an "Indemnified Person") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding incurred or suffered by any Indemnified Person arising out of (i) any breach of any of the obligations of such party set forth herein or
(ii) the failure of such party to provide complete and accurate information for inclusion in such statement.

      6. Such party agrees to promptly reimburse MSCP for such party's Pro Rata Portion of MSCP's out of pocket fees and expenses incurred in connection with the preparation and filing of such statement and any amendment thereto (the "Expenses"). In furtherance of the foregoing, such party hereby authorizes MSCP to direct the underwriters in any underwritten offering of shares of Class A Common Stock owned by such party to deliver directly to MSCP or its designee a portion of the net proceeds from the sale of the shares of such party equal to such party's Pro Rata Portion of such Expenses. As used herein, "Pro Rata Portion" of Expenses with respect to such statement or any amendment thereto means, with respect to any party, a fraction, the numerator of which is equal to the number of shares of Class A Common Stock that are owned of record by such party and reported on such statement or amendment, as the case may be, and the denominator of which is equal to the number of shares of Class A Common Stock reported on such statement or amendment, as the case may be, as beneficially owned by the filing group.

      This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts taken together shall constitute but one agreement.



Dated: October 6, 1997


      MORGAN STANLEY LEVERAGED
      EQUITY FUND II, L.P.
      By: Morgan Stanley Leveraged Equity Fund II, Inc.,
      as General Partner

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MORGAN STANLEY LEVERAGED
      EQUITY FUND II, INC.

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MORGAN STANLEY DEAN WITTER
      & CO.

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Authorized Signatory

      MORGAN STANLEY CAPITAL
      PARTNERS III, L.P.
      By: MSCP III, L.P.
          as General Partner
      By: Morgan Stanley Capital Partners III, Inc.,
          as General Partner

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MSCP III, L.P.
      By: Morgan Stanley Capital Partners III, Inc.,
          as General Partner

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MORGAN STANLEY CAPITAL PARTNERS III, INC.

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MSCP III 892 INVESTORS, L.P.
      By: MSCP III, L.P.
          as General Partner
      By: Morgan Stanley Capital Partners III, Inc.,
          as General Partner

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      MORGAN STANLEY CAPITAL INVESTORS, L.P.
      By: MSCP III, L.P.
          as General Partner
      By: Morgan Stanley Capital Partners III, Inc.,
          as General Partner

      By: /s/ Peter R. Vogelsang
         -------------------------------------------
         Name: Peter R. Vogelsang
         Title: Secretary

      GEORGE K. BAUM GROUP, INC.

      By: /s/ William D. Thomas
         -------------------------------------------
         Name: William D. Thomas
         Title: President

      GKB PRIVATE INVESTMENT PARTNERS, L.L.C.
      as Nominee for:
      GEORGE K. BAUM CAPITAL PARTNERS, L.P.

      By: /s/ William D. Thomas
         -------------------------------------------
         Name: William D. Thomas
         Title: Senior Managing Director

      GKB PRIVATE INVESTMENT PARTNERS, L.L.C.
      as Nominee for:
      GEORGE K. BAUM EMPLOYEE EQUITY FUND, L.P.

      By: /s/ William D. Thomas
         -------------------------------------------
         Name: William D. Thomas
         Title: Senior Managing Director

      EXCELSIOR INVESTORS, L.L.C.

      By: George K. Baum Merchant Banc, LLC,
          its Manager

      By: /s/ William D. Thomas
         -------------------------------------------
         Name: William D. Thomas
         Title: Senior Managing Director

      CITICORP VENTURE CAPITAL, LTD.

      By: /s/ D.Y. Howe
         -------------------------------------------
         Name: D.Y. Howe
         Title: Vice President

      JSS MANAGEMENT COMPANY LTD.

      By: /s/ James A. Schlindwein
         -------------------------------------------
         Name: James A. Schlindwein
         Title: General Partner

      WILLIAM T. WEBSTER,
      as custodian for William T. Webster, Jr.
      under the Missouri Uniform Transfers to Minors Law

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      WILLIAM T. WEBSTER,
      as custodian for Aubrey A. Webster, Jr.
      under the Missouri Uniform Transfers to Minors Law

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      KIRSTIN D. WEBSTER AND JAMES A. HEETER,
      co-trustees under the Timothy S. Webster
      Family Gift Trust of 1996, dated September 27, 1996

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      WILLIAM T. WEBSTER

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      JULIE D. WEBSTER

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      /s/ Horst Schroeder
         -------------------------------------------
      HORST W. SCHROEDER

      ANNA CATHERINE WEBSTER

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      ERNEST JACK WEBSTER, JR.

      By: /s/ T. S. Webster
         -------------------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      /s/ David B. Potter
      ----------------------------------------------
      DAVID B. POTTER

      /s/ T. S. Webster
      ----------------------------------------------
      TIMOTHY S. WEBSTER

      /s/ David E. Watson
      ----------------------------------------------
      DAVID E. WATSON

      /s/ Darrel E. Bailey
      ----------------------------------------------
      DARREL BAILEY

      /s/ Norman Abreo
      ----------------------------------------------
      NORMAN F. ABREO

      /s/ Horst Schroeder
      ----------------------------------------------
      For: ISABEL A. LANGE

      /s/ Horst Schroeder
      ----------------------------------------------
      For: BERND H. SCHROEDER

      /s/ Horst Schroeder
      ----------------------------------------------
      For: GISELA I. SCHROEDER,
      Trustee of the Living Trust of
      Gisela I. Schroeder U/T/I dated May 24, 1985

      THOMPSON HOLDINGS, INC.

      By: /s/ R. Thompson
         -------------------------------------------
         Name: Richard C. Thompson
         Title: President

      THOMPSON HOLDINGS, L.P.
      By: Thompson Holdings Inc., as General Partner

      By: /s/ R. Thompson
         -------------------------------------------
         Name: Richard C. Thompson
         Title: President

      /s/ R. Thompson
      ----------------------------------------------
      RICHARD C. THOMPSON

      /s/ James A. Schlindwein
      ----------------------------------------------
      JAMES A. SCHLINDWEIN

      /s/ Suzanne S. Schlindwein
      ----------------------------------------------
      SUZANNE S. SCHLINDWEIN

      HORST W. SCHROEDER,
      Trustee of the Living Trust of
      Horst W. Schroeder, dated May 24, 1985,
      or successor trustee

      By: /s/ Horst W. Schroeder
         -------------------------
         Name: Horst W. Schroeder
         Title: Trustee

      /s/ Jerry Dear
      ----------------------------------------------
      JERRY DEAR

      /s/ Daniel Keller
      ----------------------------------------------
      DANIEL KELLER

      /s/ Mike Willhoite
      ----------------------------------------------
      MIKE WILLHOITE

      CCT PARTNERS III, L.P.
      By:  CCT I Corporation
           as General Partner

      By: /s/ Thomas H. Sanders
         ---------------------------------
         Name:  Thomas H. Sanders
         Title: Secretary,
                CCT I Corporation
                399P/14th Fl. Zn. 4

      WILLIAM T. WEBSTER,
      as custodian for Samuel Timothy Webster
      under the Missouri Uniform Transfers to Minors Law

      By: /s/ Timothy S. Webster
         ---------------------------------
         Name: Timothy S. Webster
         Title: Attorney-in-Fact

      /s/ Timothy S. Webster
      ----------------------------------------------
      PHILLIP A. DIBBLE

      /s/ Timothy S. Webster
      ----------------------------------------------
      PHYLLIS KRUSE DIBBLE

      /s/ G. Kenneth Baum
      ----------------------------------------------
      G. KENNETH BAUM

      GKB PRIVATE INVESTMENT PARTNERS LLC

      By: /s/ William D. Thomas
         ---------------------------------
         Name: William D. Thomas
         Title: Senior Managing Director

      GKB EQUITY, INC.

      By: /s/ Jonathan E. Baum
         ---------------------------------
         Name: Jonathan E. Baum
         Title: President

      GEORGE K. BAUM HOLDINGS, INC.

      By: /s/ Jonathan E. Baum
         ---------------------------------
         Name: Jonathan E. Baum
         Title: President

      /s/ Jonathan E. Baum
      -----------------------------------
      JONATHAN E. BAUM

      CITIBANK, N.A.

      By: /s/ George Seegers
         ---------------------------------
         Name: George Seegers
         Title: Vice President and Assistant Secretary

      CITICORP

      By: /s/ George Seegers
         ---------------------------------
         Name: George Seegers
         Title: Assistant Secretary